EXHIBIT 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No.’s 333-223767, 333-195517, 333-210375, 333-230487, 333-236635, 333-255784, and  333-266697) on Form S-8, in the registration statement (No. 333-265203) on Form F-3 and in the registration statement (No. 333-268297) on form F-1, of our report dated March 25, 2021, with respect to the consolidated financial statements of MediWound Ltd. and its subsidiaries.

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER
Member Firm of Ernst & Young Global

Tel Aviv, Israel
March 16, 2023